Exhibit 10.1

MTR Gaming Group, Inc.
2010 Long-Term Incentive Plan

Form of Nonqualified Stock Option Award Agreement

MTR Gaming Group, Inc.
2010 Long-Term Incentive Plan
Nonqualified Stock Option Award Agreement

THIS AGREEMENT, effective as of the Date of Grant set forth below, represents the grant of a Nonqualified Stock Option (a “Stock Option”) by MTR Gaming Group, Inc., a Delaware corporation, (the “Company”), to the Participant named below, pursuant to the provisions of the MTR Gaming Group, Inc. 2010 Long-Term Incentive Plan (the “Plan”).

You have been selected to receive a grant of a Stock Option pursuant to the Plan, as specified below.

The Plan provides a description of the terms and conditions governing the Stock Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The parties hereto agree as follows:

Participant:

Date of Grant:

Number of Shares Covered by This Stock Option:

Exercise Price:

Date of Expiration:

1.           Service With the Company. Except as may otherwise be provided in Sections 4, 5, or 6, the Stock Option granted hereunder is granted on the condition that the Participant remains in Service with the Company or its Subsidiaries from the Date of Grant through (and including) each applicable Vesting Date (as provided in Section 2 below).

This grant of a Stock Option shall not confer any right to the Participant (or any other Participant) to be granted in the future a Stock Option or other Awards under the Plan.

2.           Vesting of Stock Option. Except as hereinafter provided, the shares covered by this Stock Option shall vest according to the following schedule, provided the Participant has continued his or her Service with the Company or its Subsidiaries through such anniversary or anniversaries (as applicable, a “Vesting Date”).

Vesting Date	Number of Shares Covered by This Stock Option Vesting	Cumulative Number of Shares Covered by This Stock Option Vesting

anniversary of Date of Grant
anniversary of Date of Grant
anniversary of Date of Grant

3.           Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Stock Option at any time after the applicable Vesting Date (according to the vesting schedule set forth in Section 2 of this Agreement), provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined on page 1 of this Agreement). This Stock Option may be exercised in whole or in part, but not for less than one hundred (100) shares at any one time, unless fewer than one hundred (100) shares then remain subject to the Stock Option, and the Stock Option is then being exercised as to all such remaining shares.

4.           Termination of Service by Death or Disability. In the event the Service of the Participant with the Company or its Subsidiaries is terminated by reason of death or Disability (as defined below), all unvested shares covered by this Stock Option shall immediately become fully vested as of the date of termination, and all vested shares covered by this Stock Option shall remain exercisable at any time prior to the Date of Expiration (as defined on page 1 of this Agreement), or for one (1) year after the date of termination, whichever period is shorter.  For purposes hereof, “Disability” shall mean that the Participant is considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code and the regulations thereunder.

5.           Termination of Service for Other Reasons. If the Service of the Participant with the Company or its Subsidiaries shall terminate for any reason other than the reasons set forth in Section 4, the shares covered by this Stock Option not yet vested as of the date of termination shall be forfeited. All shares covered by this Stock Option vested as of the date of termination shall remain exercisable at any time prior to their expiration date, or for ninety (90) days after the effective date of termination, whichever period is shorter.  Notwithstanding the foregoing, if the Service of the Participant with the Company or its Subsidiaries is terminated by the Company or its Subsidiaries for Cause (as defined below), the Stock Option and the Participant’s right to purchase any shares covered by the Stock Option, whether or not vested, shall immediately terminate and all rights hereunder shall cease.

For purposes of this Section 5, “Cause” shall be determined solely by the Committee in the exercise of good faith and reasonable judgment, and shall mean the Participant’s termination of service due to:

(a)         Persistent neglect or negligence in the performance of the Participant’s Service duties; or

(b)         Conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Participant’s Service; or

(c)         Any deliberate and material breach of fiduciary duty to the Company or other conduct that leads to material damage or prejudice of the Company; or

(d)         A material breach of an essential Company policy, such as the Company’s code of conduct; or

(e)         An order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

6.           Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to the Participant’s termination of Service, all shares covered by this Stock Option that have not previously become vested shall immediately vest subject to applicable federal and state securities laws.

7.           Restrictions on Transfer. A Stock Option granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of shares covered by this Stock Option is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the shares covered by this Stock Option, the Participant’s right to such shares covered by this Stock Option shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.

8.           Adjustments. The Stock Option granted hereunder shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

9.           Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Director of Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.        Continuation of Service. This Agreement shall not confer upon the Participant any right to continue Service with the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate the Participant’s Service at any time. The Participant’s Service shall continue to be on an “at-will” basis.

11.        Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the shares subject to this Agreement until such time as the purchase price has been paid, and the shares have been issued and delivered to him.

12.        Procedure for Exercise of Stock Option. This Stock Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of the Secretary of the Company. Such notice: (a) shall be signed by the Participant or his legal representative; (b) shall specify the number of full shares then elected to be purchased with respect to the Stock Option; and (c) shall be accompanied by payment in full of the exercise price of the shares to be purchased and applicable withholding taxes, and the Participant’s copy of this Agreement.  Upon the exercise of a portion of the Stock Option at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal or state registration, listing and/or qualification requirements.

Subject to limitations imposed by applicable laws, the exercise price and applicable withholding taxes shall be payable to the Company in full either: (a) in cash; (b) by personal, certified or cashiers’ check payable to the order of the Company; (c) by tendering either actually or constructively by attestation, shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price; (d) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (e) by other property deemed acceptable by the Committee, including a “net exercise” of stock options allowing the Participant to exercise stock options by receiving the spread value of the stock options exercised in the form of full value shares of Common Stock; or (f) by a combination of (a), (b), (c), (d), or (e).

In the event the Participant chooses to pay the exercise price and applicable withholding taxes by previously owned shares through the attestation method, the number of shares issued to the Participant upon the exercise of the Stock Option shall be net of the shares attested to.

As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his legal representative, as the case may be, certificates for the shares of Common Stock so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of shares of Common Stock for which his Stock Option is exercisable. If the Stock Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

13.        Tax Withholding.  The exercise of this Stock Option, and the Company’s obligation to issue shares of Common Stock upon exercise, is subject to withholding of all federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign.  The Company shall have the power and the right to deduct or withhold (including, without limitation, by reduction of the number of shares of Common Stock subject to the Stock Option), or require the Participant to remit to the Company, an amount sufficient to satisfy such taxes, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement.  The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by any of the means for payment of the exercise price provided in Section 12 hereof or by having the Company withhold shares of Common Stock having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

14.        Miscellaneous.

(a)         This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time,

as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)         The Committee may limit the Participant’s methods for exercising a Stock Option in the event that such exercise will cause unfavorable accounting treatment to the Company.

(c)         The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his rights under this Agreement.

(d)         This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)         All obligations of the Company under the Plan and this Agreement, with respect to a Stock Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)          To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(g)         To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

(h)         The Award is intended to satisfy the requirements of Section 409A of the Code with respect to amounts subject thereto and shall be interpreted and construed in a manner consistent with that intent.  The Award shall be subject to Section 15.7 of the Plan with regard to compliance with Section 409A of the Code.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

MTR Gaming Group, Inc.

By:

ATTEST:

Participant